EMPLOYMENT AGREEMENT

         An Employment Agreement between Ralph Henson as Employee and InMedica Development Corporation, a Utah corporation, as Employer, effective as of April 1, 2001.

                                    RECITALS

         WHEREAS  Employer and Employee  previsously  entered into an Employment
Confidentiality   and  Competition   Agreement  dated  December  11,  1999  (the
"Employment Agreement"); and

         WHEREAS the parties now desire to provide for additional employment based on certain terms of the prior Employment Agreement for an additional period;

         THEREFORE, in consideration of the promises herein, the parties agree as follows:

         1. The terms of the prior Employment Agreement are incorporated herein as the employment agreement between the parties, as those terms are amended below.

         2. Paragraphs one and two of the Employment Agreement are amended and restated in their entirety as follows:

         1. Employment. Employer does hereby employ Employee on a full-time basis as chief executive officer and president of Employer for a period of two years beginning April 1, 2001. Employee shall continue to be a member of the board of directors during the term of this agreement and shall work under the direction of the Board of Directors.

         2. Compensation.Employer shall compensate Employee in the sum of Seven Thousand Dollars per month ($7,000) salary during the remainder of 2001 and in the sum of Eight Thousand Dollars per month ($8,000) salary beginning January 1, 2002 through March 30, 2003.

         DATED the 25th day of April, 2001.

         INMEDICA DEVELOPMENT CORPORATION, Employer

         By: /s/ Larry E. Clark
         ----------------------
                 Larry E. Clark
         Its Chairman


         By: /s/ Ralph Henson
         --------------------
                 Ralph Henson
         Employee